UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2005, the Registrant's subsidiary, AGZ Holding, the parent company of Antargaz ("Antargaz"), executed a new Senior Facilities Agreement ("Agreement") with a final maturity date of March 31, 2011 among AGZ Holding, as Borrower and Guarantor, Antargaz, as Borrower and Guarantor, Calyon, as Mandated Lead Arranger, Facility Agent and Security Agent (the "Agent") and the financial institutions party thereto. The Agreement provides for a €380 million term loan and a €50 million revolving credit facility. Upon notice to the Agent, the Company may prepay the outstanding principal amount of the borrowing, in whole or in part, without premium or penalty. The obligations of AGZ Holding and Antargaz under the Agreement are secured by a pledge of the shares of Antargaz and certain of its subsidiaries, and a pledge of AGZ Holding’s and Antargaz’ receivables.

The proceeds of the €380 million term loan were used, in part, to repay the outstanding balance of €175 million under AGZ Holding’s existing Senior Facilities Agreement dated June 26, 2003, which was then terminated. In addition, the proceeds will be used to redeem in January 2006 the existing €165 million 10% Senior Notes due 2011 issued by AGZ Finance S.A. and guaranteed by AGZ Holding and for general corporate purposes.

The borrowings on the term loan and revolving credit facility will bear interest, in whole or in part, at a one, two, three, or six-month Euribor rate, plus a margin and mandatory costs, as defined in the Agreement. The margin on borrowings (which ranges from 0.70% to 1.15%) is dependent upon AGZ Holding’s ratio of total net debt ("Total Net Debt") to earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), each as defined in the Agreement. For an initial interest period, the borrowing will bear interest at a Euribor rate plus 0.80%.

The Agreement includes usual and customary covenants for credit agreements of this type, including covenants restricting the incurrence of additional indebtedness, liens, guarantees, investments, loans and advances, payments, mergers, consolidation, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. In addition, Antargaz must maintain a ratio of Total Net Debt to EBITDA equal to or less than 3.75 to 1.

In the event of a default, the Agent shall, at the request of, or may, with the consent of, the required financial institutions, declare the amounts outstanding under the Agreement, including all accrued interest and unpaid fees, payable upon demand.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the €380 million term loan is hereby incorporated into Item 2.03 (a) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

December 13, 2005	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary